Exhibit 16.1

                   Letter from John M. Hanson & Company, P.C.
                   regarding change in certifying accountants







                                       15

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       [LETTERHEAD OF JOHN M. HANSON & COMPANY, P.C. ON LEFT SIDE OF PAGE]


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Ma'am:

We have read and agree with the comments in Item 5 of Form 10-QSB relating to the change of auditors of Capital Reserve Corporation, which will be filed on November 14, 1997.





/s/John M. Hanson & Company, P.C.
Denver, Colorado
November 12, 1997

cc:      FAX (303)777-3823
         Craig A. Stoner
         Dill Dill Carr Stonbraker & Hutchings
         455 Sherman St., Suite 300
         Denver, CO 80203



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                                   Exhibit 27

                             Financial Data Schedule







                                       17

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